Scudder YieldWise Money Fund, a series of Scudder
YieldWise Funds - Item 77C

Registrant incorporates by reference Scudder YieldWise Money Fund's Proxy Statement dated April 19, 2005, filed on April 19, 2005 (Accession No. 0001193125-05-079599).

Shareholder Meeting Results:

A Special Meeting of Shareholders of Scudder YieldWise Money Fund
("YieldWise Money Fund") was held on May 26, 2005. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of YieldWise Money Fund to Scudder Money Market Fund ("Money Market
Fund"), in exchange for shares of Money Market Fund and the assumption by Money Market Fund of all liabilities of YieldWise Money Fund, and the distribution of such shares, on a tax-free basis, to the shareholders of YieldWise Money Fund in complete liquidation of YieldWise Money Fund.

Affirmative 		Against 		Abstain
140,630,950.496		4,871,036.436		4,237,664.260


Scudder YieldWise Government & Agency Money Fund, a series of
Scudder Yieldwise Funds - Item 77C

Registrant incorporates by reference Scudder YieldWise Government & Agency Money Fund's Proxy Statement dated April 19, 2005, filed on April 19, 2005 (Accession No. 0001193125-05-079599).

Shareholder Meeting Results:

A Special Meeting of Shareholders of Scudder YieldWise Government & Agency Money Fund ("YieldWise Government & Agency Money Fund") was held on May 26, 2005. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of YieldWise Government & Agency Fund to Scudder Government & Agency Money Fund ("Government & Agency
Money Fund"), in exchange for shares of Government & Agency Money
Fund and the assumption by Government & Agency Money Fund of all liabilities of YieldWise Government & Agency Money Fund, and the distribution of such shares, on a tax-free basis, to the shareholders of YieldWise Government & Agency Money Fund in complete liquidation of YieldWise Government & Agency Money Fund.

Affirmative 		Against 		Abstain
46,918,450.025		425,212.550		1,172,311.170


Scudder YieldWise Municipal Money Fund, a series of Scudder
YieldWise Funds - Item 77C

Registrant incorporates by reference Scudder YieldWise Municipal Money Fund's Proxy Statement dated April 19, 2005, filed on April 19, 2005 (Accession No. 0001193125-05-079599).

Shareholder Meeting Results:

A Special Meeting of Shareholders of Scudder YieldWise Municipal Money Fund ("YieldWise Municipal Money Fund") was held on May 26, 2005.
The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of YieldWise Municipal Money Fund to Scudder Tax-Exempt Money Fund
("Tax-Exempt Money Fund"), in exchange for shares of Tax-Exempt
Money Fund and the assumption by Tax-Exempt Money Fund of all liabilities of YieldWise Municipal Money Fund, and the distribution of such shares, on a tax-free basis, to the shareholders of YieldWise Municipal Money Fund in complete liquidation of YieldWise Municipal Money Fund.

Affirmative 		Against 		Abstain
69,005,926.665		11,785,513.370		4,482,393.670



G:\NSAR\JanJul\July 05 Attachments\ex77cScudder Yieldwise Funds.doc